                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements of Biomet, Inc. on Form S-8 (File Nos. 33-7361, 33-26826, 33-37561, 33-50268,
33-65700 and 33-75618) and on Form S-3 (File Nos. 33-33376, 33-50420 and
33-27008) and in the related Prospectus of our report dated June 30, 1995, on our audits of the consolidated financial statements and financial statement schedule of Biomet, Inc. and subsidiaries as of May 31, 1995 and 1994, and for each of the three years in the period ended May 31, 1995, which report is included in this Annual Report on Form 10-K.

                                                        COOPERS & LYBRAND L.L.P.


South Bend, Indiana
July 21, 1995